Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

Correlant Communications, Inc. (a subsidiary of Lotus Pacific, Inc.)

Years ended June 30, 2002 and 2001 with Report of Independent Auditors

Correlant Communications, Inc.

(A Subsidiary of Lotus Pacific, Inc.)

Consolidated Financial Statements

Years ended June 30, 2002 and 2001

Report of Independent Auditors

The Board of Directors

Correlant Communications, Inc.

We have audited the accompanying consolidated balance sheets of Correlant Communications, Inc. (a subsidiary of Lotus Pacific, Inc.) as of June 30, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Correlant Communications, Inc. at June 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ HEIN + ASSOCIATES LLP

September 19, 2002

Correlant Communications, Inc.

Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,
	2002	2001
Assets
Current Assets:
Cash and cash equivalents	$20,314	$20,714
Short-term investments	4,977	4,237
Accounts receivable from related parties	7,071	14,822
Accounts receivable, net allowance for doubtful accounts of $44 and $0 at June 30, 2002 and 2001 respectively	280	5,501
Inventories	—	6,482
Notes receivable	—	2,785
Income tax receivable	1,434	1,682
Deferred tax asset	—	1,997
Prepaid expenses and other current assets	59	148
Total current assets	34,135	58,368

Restricted cash	—	5,500
Property and equipment, net	1,201	2,132
Other assets	43	—
Total assets	$35,379	$66,000

Liabilities and stockholders’ equity
Current Liabilities
Accounts payable to related parties	$247	$25,949
Accounts payable	3,909	2,998
Accrued payroll and related benefits	489	1,404
Income taxes payable	—	1,175
Other accrued liabilities	88	967
Total current liabilities	4,733	32,493

Commitments (Note 3)

Stockholders’ equity
Preferred stock, $.001 par value, 5,000 authorized:
Series A preferred stock; 2,300 shares issued and outstanding at June 30, 2002 and 2001; $3,450 liquidation preference	2	2
Series B preferred stock; 250 shares issued and outstanding at June 30, 2002 and 2001; $1,000 liquidation preference	—	—
Series C preferred stock; 800 shares issued and outstanding at June 30, 2002 and 2001; $4,000 liquidation preference	1	1
Series D preferred stock; 10 shares issued and outstanding at June 30, 2002 and 2001; $10,000 liquidation preference	—	—
Common stock; $.001 par value, 25,000 shares authorized, 19,064 and 19,058 Shares issued and outstanding at June 30, 2002 and 2001, respectively	19	19
Additional paid-in capital	31,973	32,356
Deferred stock compensation	(672)	(2,720)
Retained earnings (accumulated deficit)	(677)	3,849
Total stockholders’ equity	30,646	33,507
Total liabilities and stockholders’ equity	$35,379	$66,000

See accompanying notes.

Correlant Communications, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Years ended June 30,
	2002	2001
Revenues:
Products	$5,018	$78,009
Products – related party	50,416	183,845
Other – related party	374	1,226
Total revenues	55,808	263,080

Cost of revenues:
Products	5,395	62,691
Products – related party	44,546	164,013
Write down of inventory to lower of cost or market	—	3,893
Total cost of revenues	49,941	230,597

Gross profit	5,867	32,483

Operating expenses:
Research and development (including amortization of deferred stock compensation of $1,287 and $7,125 for the years ended June 30, 2002 and 2001 respectively)	9,977	16,695
Sales and marketing (including amortization of deferred stock compensation of $133 and $1,141 for the years ended June 30, 2002 and 2001 respectively)	358	1,627
General and administrative (including amortization of deferred stock compensation of $236 and $924 for the years ended June 30, 2002 and 2001 respectively)	2,516	4,762
Total operating expenses	12,851	23,084

Income (loss) from operations	(6,984)	9,399
Interest income, net	755	688
Realized gain (loss) on foreign currency transactions	(161)	147
Income (loss) before income taxes	(6,390)	10,234
Provision (benefit) for income taxes	(1,864)	5,271
Net income (loss)	$(4,526)	$4,963
Net income (loss) per share:
Basic	$(0.24)	$0.26
Diluted	$(0.24)	$0.21

Weighted-average shares:
Basic	19,061	19,058
Diluted	19,061	24,030

See accompanying notes.

Correlant Communications, Inc.

Consolidated Statements of Stockholders’ Equity

(in thousands)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Deferred Stock Compensation	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at June 30, 2000	3,350	$3	19,052	$19	$13,552	$(3,109)	$(1,114)	$9,351
Issuance of Common Stock upon exercise of options	—	—	6	—	3	—	—	3
Series D preferred stock issued upon conversion of note payable to related party	10	—	—	—	10,000	—	—	10,000
Deferred stock compensation related to stock options					9,034	(9,034)		—
Deferred stock compensation related to cancelled stock options	—	—	—	—	(233)	233	—	—
Amortization of deferred stock compensation	—	—	—	—	—	9,190	—	9,190
Net income	—	—	—	—	—	—	4,963	4,963
Balance at June 30, 2001	3,360	3	19,058	19	32,356	(2,720)	3,849	33,507
Issuance of common stock upon exercise of options	—	—	6	—	9	—	—	9
Deferred stock compensation related to cancelled stock options	—	—	—	—	(392)	392	—	—
Amortization of deferred stock compensation	—	—	—	—	—	1,656	—	1,656
Net Loss	—	—	—	—	—	—	(4,526)	(4,526)
Balance at June 30, 2002	3,360	$3	19,064	$19	$31,973	$(672)	$(677)	$30,646

See accompanying notes.

Correlant Communications, Inc.

Consolidated Statements of Cash Flows

 (in thousands)

	Years ended June 30,
	2002	2001
Operating activities
Net income (loss)	$(4,526)	$4,963
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities
Depreciation	1,319	910
Amortization of deferred stock compensation	1,656	9,190
Inventory reserve	(3,211)	3,811
Changes in operating assets and liabilities:
Accounts receivable from related parties	7,752	(9,169)
Accounts receivable	5,221	730
Notes receivable	2,785	—
Inventories	9,693	(9,657)
Income tax receivable	214	(1,649)
Prepaid expenses and other current assets	121	845
Deferred tax assets	1,997	(1,997)
Other assets	(43)	368
Accounts payable to related parties	(25,711)	10,235
Accounts payable	920	2,058
Accrued payroll and related benefits	(913)	925
Income taxes payable	(1,176)	(267)
Other accrued liabilities	(879)	912
Cash (used) provided by operating activities	(4,781)	12,208

Investing activities
Purchases of short-term investments	(26,727)	(9,437)
Sale of short-term investments	31,487	—
Purchase of property and equipment	(388)	(1,484)
Cash (used) provided by in investing activities	4,372	(10,921)

Financing activities
Proceeds from exercise of stock options	9	3
Net cash provided by financing activities	9	3

Increase (decrease) in cash and cash equivalents	(400)	1,290
Cash and cash equivalents at beginning of year	20,714	19,424
Cash and cash equivalents at the end of year	$20,314	$20,714

Supplemental disclosures of cash flow information
Income taxes paid	$515	$2,483

Supplemental disclosures of non-cash investing and financing activities
Conversion of debt	—	$10,000
Conversion of trade receivable to note receivable	—	$2,785

See accompanying notes.

Correlant Communications, Inc.

Notes to Consolidated Financial Statements

June 30, 2002

1.                   Summary of Significant Account Policies

Description of Business

Correlant Communications, Inc. (Correlant or the Company) was incorporated in California on February 13, 1996 under the name TurboNet Communications, Inc. and reincorporated in Delaware on October 4, 2000 as Correlant Communications, Inc.  The Company designs, develops, and markets standards-based, high-speed data over cable technology, including cable modems and Cable Modem Termination Systems (CMTS) for resale to corporate telecommuters, small office/home office, and residential users domestically and internationally.   During the current year, the Company changed its fiscal year end from September 30 to June 30 to coincide with its parent company year end.

On March 15, 1999 Lotus Pacific Corporation (Lotus) acquired a majority interest in the Company in a purchase transaction whereby Lotus purchased approximately 81% of the outstanding shares of the Company in exchange for shares of Lotus.  In addition, Lotus agreed to provide convertible debt financing (see Note 5).  Lotus subsequently reduced its ownership of Correlant to approximately 62%.

The Company operates in one business segment and sells its high-speed cable modems, cable modem components and CMTS to customers primarily in the United States and Asia.

The Company outsources its manufacturing and is dependent upon one manufacturer, a minority stockholder of Correlant.  If, in the future, the manufacturer is unable or unwilling to manufacture the Company’s products in required volumes, the Company will have to identify acceptable alternative manufacturers, which may delay fulfillment of customer orders.

Prior to January 31, 2002, Correlant sold Data Over Cable Service Interface Specification (DOCSIS) certified cable modems and in certain instances, the Media Access Controller bundled with Correlant’s cable modem software (MAC+software), which are both key components of the competed cable modem.  Correlant developed and owns the proprietary software used in the cable modem.  Effective February 1, 2002 Correlant changed its business model whereby it only sells the completed cable modem in certain circumstances.  Instead of focusing on selling the completed cable modem, Correlant is concentrating efforts toward selling only the MAC+software.  The new business model is a result of Correlant’s attempt to increase gross profit percentage, streamline business operations and reduce operating expenses.

Basis of Presentation

On October 1, 1998, the Company established a branch in Taipei, Taiwan, in order to support sales efforts in Asia.  The accompanying consolidated financial statements include the accounts of the Company and its branch.  Significant intercompany accounts and transactions have been eliminated in consolidation.   As part of the aforementioned change in the business model, the Company closed its Taiwan branch effective February 1, 2002.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Foreign Operations

The functional currency of the Company’s Taiwan branch is the U.S. dollar.  Any accounts denominated in a currency other than the U.S. dollar are remeasured and resultant gains and losses are recorded in the financial statements of the branch.  Foreign currency transaction gains and losses are included in the consolidated statements of operations.

Cash, Cash Equivalents, and Short-Term Investments

Cash and cash equivalents consist of cash and highly liquid investments, which include debt securities with remaining maturities when acquired of three months or less and are stated at cost, which approximates market.  The Company evaluates the financial strength of institutions in which significant investments are made and believes the related credit risk is limited to an acceptable level.

The Company accounts for short-term investments in accordance with Statement of Financial Accounting Standards (SFAS) 115, Accounting for Certain Investments in Debt and Equity Securities, and classifies investments as available-for-sale in accordance with that standard.  Available-for-sale securities are carried at cost, which approximates fair value.  Unrealized gains and losses, net of tax, are reported in stockholders’ equity.  Realized gains and losses and declines in value judged to be other-than-temporary, if any, on available-for-sale securities are included in investment income.  The cost of securities sold is based on the specific-identification method.  All short-term investments have original maturities of one year or less.

Fair Value of Financial Instruments

The estimated fair value amounts of all financial instruments on the Company’s balance sheet have been determined by using available market information and appropriate valuation methodologies.  Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than in a forced liquidation.  However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value.  Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.  The Company does not have any off balance sheet financial instruments.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial statements: Cash and equivalents, trade accounts receivable, notes receivable, trade accounts payable and certain other current liability amounts are reported in the balance sheet at approximate fair value due to the short-term maturities of these instruments.

Pledged Assets

During fiscal 2001, the Company entered into a security agreement with a bank, whereby the Company agreed to pledge approximately $5,500,000 in connection with the collateralization of a line of credit.  The cash pledged in connection with the agreement is included in the consolidated balance sheet as restricted cash.  The security agreement was cancelled as of June 30, 2002.

Concentration of Credit Risk

A relatively small number of customers account for a significant percentage of the Company’s revenues.  The percentage of revenues derived from significant customers is detailed as follows:

	Years ended June 30,
	2002	2001
Toshiba (Related party, see Note 4)	54%	67%
TurboComm (Related party, see Note 4)	37	3
Terayon	8	13
Com21	—	11

Receivables from these customers totaled $7,447,000 and $21,142,000, at June 30, 2002 and 2001, respectively.

The Company estimates potential losses on trade receivables on an ongoing basis and provides for anticipated losses in the period in which the receivable is determined to be uncollectible.

Inventories

Inventories are stated at the lower of cost or market, costs being determined on a first-in, first-out basis.  Inventories consist primarily of integrated circuits and other components to be used in the manufacture of cable modems.

Shipping and Handling Charges

The Company includes costs of shipping and handling billed to customers in revenue and the related expense of shipping and handling costs is included in cost of sales.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from 18 months to 5 years.  Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease period.

Revenue Recognition

The Company sells cable modems, CMTS and, in certain instances, the media access controller (MAC), a key component of the cable modem.  The Company developed and owns the proprietary technology used in the MAC.  However, the manufacturing of both the MAC and the cable modem is outsourced to manufacturers.  Cable modem and CMTS revenue is recognized upon shipment of the completed unit to the customer.  In addition to supplying the MAC to the cable modem manufacturer for use in Correlant cable modems, the Company also sells the MAC for use by the cable modem manufacturer in non-Correlant products.

Research and Development Costs

Costs incurred in connection with research and development are charged to operations as incurred.

Impairment of Long-Lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset’s carrying value unlikely.  An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less that the carrying amount of the asset.  Should an impairment exist, the impairment loss would be measured based on the excess of the carrying amount of the asset over the asset’s fair value or discounted estimates of future cash flows.  The Company has not identified any such impairment losses.  As of June 30, 2002 all of the Company’s long-lived assets are located in the United States.

Warranty Reserves

The Company does not provide a product warranty.  The warranty liability for defective products is the responsibility of the Company’s third-party manufacturer.

Stock-Based Compensation

SFAS 123, Accounting for Stock-Based Compensation (SFAS 123), established accounting and disclosure requirements using a fair value based method of accounting for stock-based employee compensation plans.  As permitted by SFAS 123, the Company will continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion (APB) 25, Accounting for Stock Issued to Employees (APB 25). Compensation cost for stock options, if any, will be measured as the excess of the quoted market price of the Company’s stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the requisite vesting periods.  Transactions in equity instruments with non-employees for goods or services are accounted for using the fair value method prescribed by SFAS 123.  The Company follows Financial Accounting Standards Board (FASB) Interpretation 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans  (FIN 28), in amortizing unearned compensation during the service period.

Income Taxes

Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year.  A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax credits and loss carryforwards.   Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recently Issued Accounting Standards

In June 2001, the FASB issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001.  Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements.  Other intangible assets will continue to be amortized over their useful lives.

The Company will apply the new rules on accounting for goodwill and other intangible assets beginning July 1, 2002 and does not expect the adoption to have a material impact on the Company’s consolidated financial position or consolidated results of operation.

In June 2001, the FASB approved for issuance SFAS 143, Asset Retirement Obligations (SFAS 143).  SFAS 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures.  SFAS 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method.  The Company will adopt the statement effective no later than January 1, 2003, as required.  The transition adjustment resulting from the adoption of SFAS 143 will be reported as a cumulative effect of a change in accounting principle.  At this time, the Company cannot reasonably estimate the effect of the adoption of this statement on its financial position, results of operations, or cash flows.

In August 2001, the FASB approved for issuance SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addressed financial accounting and reporting for the impairment or disposal of long-lived lived assets and supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a disposal of a segment of business.  SFAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged.  The Company expects to adopt SFAS 144 as of July 1, 2002 and does not expect that the adoption of the Statement will have a significant impact on the Company’s consolidated financial position and consolidated results of operations.

In April 2002, the FASB approved for issuance SFAS 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of SFAS 13, and Technical Corrections (SFAS 145).  SFAS 145 rescinds previous accounting guidance, which required all gains and losses from extinguishment of debt be classified as an extraordinary item.  Under SFAS 145 classification of debt extinguishment depends on the facts and circumstances of the transaction.  SFAS 145 is effective for fiscal years beginning after May 15, 2002 and adoption is not expected to have a material effect on the Company’s financial position or results of its operations.

In July 2002, the FASB approved for issuance SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146).  SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.  Examples of costs covered by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity.  SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.  The adoption of SFAS 146 is not expected to have a material effect on the Company’s financial position or results of its operations.

Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS 128, Earnings Per Share (SFAS 128).   Under the provisions of SFAS 128, basic net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted-average number of common shares outstanding during the period.  Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted-average number of common and common equivalent shares outstanding during the period.

The following table sets forth the computation of basic and diluted net (loss) per share (in thousands, except for per share data):

	Years ended June 30,
	2002	2001
Numerator:
Net Income (loss)	$(4,526)	$4,963

Denominator:
Weighted average common shares outstanding	19,061	19,058

Effect of dilutive securities:
Employee stock options	—	1,612
Preferred stock	—	3,360

Denominator for dilutive earnings per share	19,061	24,030

Net income (loss) per share – basic	$(0.24)	$0.26

Net income (loss) per share – diluted	$(0.24)	$0.21

Dilutive securities include options, convertible debt, and preferred stock as if converted and restricted stock subject to vesting.  Potential dilutive securities, consisting of 3,360,000 preferred shares and 4,082,651 employee stock options, for the year ended June 30, 2002 were excluded from the diluted earnings per share because of their anti-dilutive effect.

2.                   Property and Equipment

Property and equipment consist of the following (in thousands):

	Years ended June 30,
	2002	2001
Computer hardware and purchased software	$2,007	$1,789
Office furniture and lab equipment	1,993	1,859
Leasehold improvements	176	141
	4,176	3,789
Accumulated depreciation and amortization	(2,975)	(1,657)
	$1,201	$2,132

Depreciation expense totaled $1,319,000 and $910,000 for the years ended June 30, 2002 and 2001 respectively.

3.                   Lease Commitments

The Company leases its facilities and certain equipment under non-cancelable operating leases, expiring at various dates through 2006.  The terms of facility leases provide for annual increases of four percent of the base monthly rent.  The Company records rent expense on a straight-line basis over the term of the lease.  The facility leases also include an extension option for an additional five-year term upon the Company providing written notice within 270 days of the expiration of the lease.

Future minimum annual lease payments and future sublease income under non-cancelable operating leases at June 30, 2002 are as follows (in thousands):

	Lease Obligations	Sublease Income
Year ending June 30:
2003	$295	$11
2004	397	—
2005	411	—
2006 and thereafter	614	—
	$1,717	$11

Rent expense totaled $399,000 and $392,000 for the years ended June 30, 2002 and 2001 respectively.

4.                   Related-Party Transactions

The Company has significant transactions with two related-party stockholders.  In 1997, the Company established a relationship with Toshiba Corporation (Toshiba), whereby the Company and Toshiba entered into a cooperative research and development agreement.  As part of this arrangement, the Company will pay Toshiba a percentage of the selling price of each developed product sold to customers, other than Toshiba, which utilizes the technology developed under the agreement.  Royalties paid to Toshiba were $52,000 and $819,000 for the years ended June 30, 2002 and 2001, respectively.  In 1998, Toshiba purchased 250,000 shares of the Company’s Series B preferred stock.  Toshiba accounted for 54% and 67% of the Company’s revenues for the years ended June 30, 2002 and 2001, respectively.  Accounts receivable from Toshiba as of June 30, 2001 was $13,968,000.  Effective February 1, 2002 as part of the aforementioned change in business model, Correlant no longer sells completed cable modems directly to Toshiba.  As a result, accounts receivable from Toshiba as of June 30, 2002 was zero.

The Company also has an established relationship with TurboComm Technology, Inc. (TurboComm), a company located in Taiwan that performs the manufacturing of the high-speed data over cable technology products.  In April 1999, the Company sold 30,000 shares of the Company’s Series C preferred stock to TurboComm.  In fiscal 2000, the Company began selling the MAC to TurboComm for use by them in their own products.  As of June 30, 2002 and 2001, TurboComm was liable to the Company for $7,071,000 and $854,000 respectively, and the Company was liable to TurboComm for

$238,000 and $25,949,000, respectively.  For the years ended June 30, 2002 and 2001, MAC sales to TurboComm accounted for 37% and 3% of total revenues respectively. For the years ended June 30, 2002 and 2001, purchases of completed cable modems from TurboComm were $20,439,000 and $221,997,000, respectively.

5.                   Stockholders’ Equity

The Company authorized a total of 40,000,000 shares; 35,000,000 of which are designated as common and 5,000,000 of which are designated as preferred.  Of the 5,000,000 designated preferred shares, 2,300,000 are designated Series A, 250,000 are designated Series B, 800,000 are designated Series C, and 20,000 are designated Series D.

Convertible Preferred Stock

At the option of the holders, the Series A, B, C, and D preferred shares are convertible into common stock on a one-for-one basis, subject to adjustment for antidilution, and will automatically convert into common stock concurrent with the closing of an underwritten public offering of common stock under the Securities Act of 1933, in which the Company receives at least $6,000,000 in gross proceeds and the price per share is at least $10.00 (subject to adjustment for antidilution).  The Series A, B, C, and D convertible preferred stock has a liquidation preference over the common stockholders of $1.50, $4.00, $5.00, and $1,000.00 per share respectively.  In the event the proceeds available for distribution are insufficient to pay the holders of Series, A, B, C, and D the full amount of the liquidation preference, the available proceeds shall be distributed ratably among the A, B, C, and D stockholders.

The preferred stockholders have voting rights equal to the number of common shares they would own upon conversion.  In addition, for so long as at least 1,000,000 shares of outstanding Series, A, B, C, and D preferred have not been converted to common stock, the Series, A, B, C, and D stockholders, voting as a class, shall be entitled to elect three directors and the holders of common stock, voting as a class, shall be entitled to elect two directors.

The Company has reserved 3,360,000 shares of common stock for issuance upon conversion of the convertible preferred stock.

Convertible Debt

In December 1999, as part of the acquisition agreement with Lotus, the Company obtained $10,000,000 of noninterest-bearing convertible debt financing from Lotus.  All such debt was converted into 10,000 shares of Series D preferred stock on September 30, 2000.

Stock Option Plan

In March 1998, the Board of Directors approved the 1998 Stock Option/Stock Issuance Plan (the Plan) under which 8,500,000 shares of the Company’s common stock are authorized for issuance, and reserved for purchase upon exercise of options granted.  The Plan provides for the grant of incentive and non-statutory options and issuance of common stock under the stock issuance program (as defined) to employees, directors, and consultants.

The exercise price of incentive stock options must equal at least the fair value on the date of grant and the exercise price of non-statutory stock options and the issuance price of common stock under the stock issuance program may be no less than 85% of the fair value on the date of grant or issuance.  The options are exercisable for a period of up to ten years after the date of grant.  Options granted prior to August 2001 vest over four years at the rate of 25% on each anniversary of the vesting start date.  Options granted subsequent to August 2001 vest over three years at the rate of 33% after the first and second anniversaries, and the remainder after the third anniversary.

The Company reviewed its exercise prices and arrived at the fair value for accounting purposes for each option grant since July 1, 1999.  With respect to the 597,000 options granted between July 1, 1999 and June 30, 2000, the Company recorded deferred stock compensation of $5,144,000 for the difference between the exercise price per share determined by the Board of Directors and the fair value per share for accounting purposes at the grant date.  The approximate weighted average fair value per share for accounting purposes was $14.23.  Deferred stock compensation is recognized and amortized on an accelerated basis in accordance with FIN 28 over the vesting period of the related options, generally four years.

In connection with the acquisition by Lotus in March 1999, Lotus obtained the right to acquire up to 2,613,000 additional shares of Correlant upon acquisition of such shares by the option holder.  All options granted by the Company through December 21, 1999 are subject to an exchange agreement, whereby Lotus will acquire approximately 81% of the shares exercised in exchange for 0.5364 shares of Lotus stock for each Correlant share exchanged.  The Lotus shares into which the acquired shares are exchangeable are restricted from sale until Correlant meets certain financial milestones and the options are, therefore, considered to be contingent.  Effective August 31, 2000, the restrictions were removed and, accordingly, the company recorded deferred stock compensation for the 2,613,000 previously contingent options.  The deferred stock compensation recorded related to these shares is being amortized over the vesting periods of the related options on an accelerated basis in accordance with FIN 28.  The total deferred compensation relating to the previously contingent options is $9,034,000 based on the value of the options on the date the contingency was removed.

The following table summarizes stock option activity under the 1998 Stock Option Plan and related information through June 30, 2002 (in thousands):

	Options	Weighted- Average Exercise Price
Outstanding at June 30, 2000	3,276,687	$1.54
Granted	—	—
Exercised	(5,789)	0.48
Cancelled	(112,500)	0.79
Outstanding at June 30, 2001	3,158,398	1.57
Granted	1,615,600	1.50
Exercised	(6,000)	1.50
Cancelled	(685,347)	2.60
Outstanding at June 30, 2002	4,082,651	$1.37

As of June 30, 2002 and 2001, there were 2,080,210 and 1,107,823 options exercisable, respectively, at the weighted average prices of $1.18 and $1.14 per share, respectively.  There were no options granted prior to March 1998 and 4,182,533 shares are available for future grant at June 30, 2002.

The following table summarizes all options outstanding and exercisable by price range as of June 30, 2002 (shares in thousands):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.029 to 0.0950	937,501	6.14	$0.07	738,637	$0 .07
1.00 to 1.50	3,020,050	7.83	1.22	1,279,023	1.17
12.00 to 15.00	125,100	7.83	14.65	62,550	14.65
$0.029 to 16.00	4,082,651	7.44	$1.37	2,080,210	$0.18

Pro forma information regarding net income (loss) is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options and stock purchase plan under the fair value method of SFAS 123.  The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 2002 and 2001:  expected volatility of 78%; risk-free interest rate of 5.5%; dividend yield of 0%; and a weighted-average expected life of the options of five years.  For purposes of pro forma disclosures, the estimated fair value is amortized on an accelerated basis in accordance with FIN 28 over the vesting period.

The Company’s pro forma information is as follows (in thousands, except for per share data):

	Years ended June 30,
	2002	2001
Pro forma net income (loss)	$(6,339)	$3,228
Pro forma net income (loss) per share – basic	$(0.33)	$0.17
Pro forma net income (loss) per share – diluted	$(0.33)	$0.13

The weighted-average fair value of options granted during the year ended June 30, 2002 was $1.14.  There were no options granted during the year ended June 30, 2001.

The pro forma effect for the years presented is not likely to be representative of the pro forma effect on reported net income or loss in future years because these amounts reflect less than four years of vesting.

6.                   Income Taxes

The provision (benefit) for income taxes consists of the following (in thousands):

	Years ended June 30,
	2002	2001
Current:
Federal	$(3,698)	$5,633
State	1	121
Foreign	(164)	1,514
Total Current	(3,861)	7,268

Deferred:
Federal	1,564	(1,564)
State	433	(433)
Foreign	—	—
Total deferred	1,997	(1,997)
Total	$(1,864)	$5,271

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of June 30, 2002 and 2001 is presented below (in thousands).  The Company has no significant deferred tax liabilities at June 30, 2002 or 2001.

	Years ended June 30,
	2002	2001
Current deferred tax assets:
Accrued vacation and bonuses	$200	$571
Deferred compensation	5,487	4,652
Deferred revenue	126	324
Inventory reserves	244	1,553
Allowance for bad debts	69	—
Other	15	—
Total deferred tax assets	6,141	7,100
Valuation allowance for deferred tax assets	(6,141)	(5,103)
Net deferred tax assets	$—	$1,997

Non -current deferred tax assets:
Net operating loss carryforwards	$485	$—
Tax credit carryforwards	1,027	—
Total deferred tax assets	1,512	—
Valuation allowance for deferred tax assets	(1,512)	—
Net deferred tax assets	$—	$—

The Company, based upon management’s assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that the net deferred income tax assets will not be realized through future taxable earnings and has established a valuation allowance for them.  The change in the total valuation allowance for the years ended June 30, 2002 and 2001 was an increase of $2,550,000 and $3,213,000, respectively.

At June 30, 2002, the Company has federal and California research and development credit carryforwards of approximately $421,000 and $442,000 respectively, which will begin to expire in 2022 unless previously utilized.

At June 30, 2002, the Company has a foreign tax credit carryforward of $164,000, which will begin to expire in 2007 unless previously utilized.

At June 30, 2002, the Company has a California net operating loss carryforward of approximately $5,491,000, which will begin to expire in 2022 unless previously utilized.

Pursuant to Sections 382 and 383 of the Internal Revenue Code, the Company’s net operating loss and credit carryforwards could be subject to limitation.

7.                   Employee Retirement Plan

The Company has a 401(k) salary deferral Plan (the Plan), which is funded based on employee contributions.  The terms of the original Plan provide for the Company to make contributions to the Plan on behalf of each eligible employee (as defined) in an amount equal to 50% on the first 4% of the eligible employee’s deferred compensation contribution (as defined).  Beginning January 1, 2001, the Company changed its contribution to 100% of the first 6% of the eligible employee’s deferred compensation contributions.  The Company’s contributions to the Plan were approximately $196,000 and $64,000 for the years ended June 30, 2002 and 2001, respectively.

8.                   Segment and Geographic Information

The Company operates in one industry segment; the design, development, and marketing of standards-based, high-speed cable modems and CMTS.

The following illustrates revenues and identifiable assets attributable to the U.S. and Asia Pacific operations (in thousands):

	U.S.	Asia	Consolidated
Year ended or as of June 30, 2001:

Total revenues	$87,114	$175,966	$263,080
Net income (loss)	$(1,086)	$6,049	$4,963
Identifiable assets	$38,245	$27,755	$66,000

Year ended or as of June 30, 2002:

Total revenues	$25,725	$30,083	$55,808
Net (loss)	$(1,177)	$(3,349)	$(4,526)
Identifiable assets	$34,859	$520	$35,379